Exhibit 99.13

HOLYOKE WATER POWER COMPANY
PRO FORMA BALANCE SHEET -- ASSETS
AS OF SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)

                                                                                PRO FORMA ADJUSTMENTS                    PRO FORMA
                                                                                ---------------------                     GIVING
                                                                YANKEE                                SHORT-TERM         EFFECT TO
                                                PER BOOK        MERGER            SECURITIZATION         DEBT           ADJUSTMENTS
                                              -------------  -------------       ------------------  -------------     -------------
Utility Plant, at cost:
  Electric                                    $    100,521   $                   $                   $                 $    100,521
    Less: Accumulated provision
      for depreciation                              47,882                                                                   47,882
                                              -------------  -------------       -------------       -------------     -------------
                                                    52,639              0                   0                   0            52,639
  Construction work in progress                      1,093                                                                    1,093
                                              -------------  -------------       -------------       -------------     -------------
    Total net utility plant                         53,732              0                   0                   0            53,732
                                              -------------  -------------       -------------       -------------     -------------

Other Property and Investments:
  Nonutility property, at cost                       3,474                                                                    3,474
  Other investments, at cost                             2                                                                        2
                                              -------------  -------------       -------------       -------------     -------------
                                                     3,476              0                   0                   0             3,476
                                              -------------  -------------       -------------       -------------     -------------
Current Assets:
  Cash                                               1,379                                                  5,000 [1]         6,379
  Notes receivable from
    affiliated companies                            15,500                                                                   15,500
  Accounts receivable                                  931                                                                      931
  Accounts receivable from
    affiliated companies                             6,680                                                                    6,680
  Taxes receivable                                     546                                                                      546
  Fuel, materials and supplies,
    at average cost                                  5,761                                                                    5,761
  Prepayments and other                                934                                                                      934
                                              -------------  -------------       -------------       -------------     -------------
                                                    31,731              0                   0               5,000            36,731
                                              -------------  -------------       -------------       -------------     -------------
Deferred Charges:
  Unamortized debt expense                             765                                                                      765
  Other                                                319                                                                      319
                                              -------------  -------------       -------------       -------------     -------------
                                                     1,084              0                   0                   0             1,084
                                              -------------  -------------       -------------       -------------     -------------
    Total Assets                              $     90,023   $          0        $          0        $      5,000      $     95,023
                                              =============  =============       =============       =============     =============


HOLYOKE WATER POWER COMPANY
PRO FORMA BALANCE SHEET -- CAPITALIZATION
AND LIABILITIES
AS OF SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)

                                                                                PRO FORMA ADJUSTMENTS                    PRO FORMA
                                                                                ---------------------                      GIVING
                                                                YANKEE                                SHORT-TERM         EFFECT TO
                                                PER BOOK        MERGER            SECURITIZATION         DEBT           ADJUSTMENTS
                                              -------------  -------------       ------------------  -------------     -------------
Capitalization:
  Common stock                                $      2,400   $                   $                   $                 $      2,400
  Capital surplus, paid in                           6,000                                                                    6,000
  Retained earnings                                 12,316                                                   (268)           12,048
  Accumulated other
    comprehensive income                                (5)                                                                      (5)
                                              -------------  -------------       -------------       -------------     -------------
    Total common stockholder's equity               20,711              0                   0                (268)           20,443
  Long-term debt                                    38,300                                                                   38,300
                                              -------------  -------------       -------------       -------------     -------------
    Total capitalization                            59,011              0                   0                (268)           58,743
                                              -------------  -------------       -------------       -------------     -------------

Current Liabilities:
  Notes payable to banks                                 0                                                  5,000 [1]         5,000
  Accounts payable                                   2,395                                                                    2,395
  Accounts payable to affiliated companies           5,506                                                                    5,506
  Accrued taxes                                        277                                                   (179)[2]            98
  Accrued interest                                     533                                                    447 [2]           980
  Other                                                 97                                                                       97
                                              -------------  -------------       -------------       -------------     -------------
                                                     8,808              0                   0               5,268            14,076
                                              -------------  -------------       -------------       -------------     -------------
Deferred Credits and Other
  Long-Term Liabilities:
  Accumulated deferred income taxes                 14,311                                                                   14,311
  Other                                              7,893                                                                    7,893
                                              -------------  -------------       -------------       -------------     -------------
                                                    22,204              0                   0                   0            22,204
                                              -------------  -------------       -------------       -------------     -------------
    Total Capitalization and Liabilities      $     90,023   $          0        $          0        $      5,000      $     95,023
                                              =============  =============       =============       =============     =============


HOLYOKE WATER POWER COMPANY
PRO FORMA INCOME STATEMENT
FOR THE 12 MONTHS ENDED SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)

                                                                                PRO FORMA ADJUSTMENTS                    PRO FORMA
                                                                                ---------------------                      GIVING
                                                                YANKEE                                SHORT-TERM         EFFECT TO
                                                PER BOOK        MERGER            SECURITIZATION         DEBT           ADJUSTMENTS
                                              -------------  -------------       ------------------  -------------     -------------
Operating Revenues                            $     67,464   $                   $                   $                 $     67,464
                                              -------------  -------------       -------------       -------------     -------------

Operating Expenses:
  Operation --
    Energy and purchased capacity costs             41,257                                                                   41,257
    Other                                            8,540                                                                    8,540
  Maintenance                                        5,044                                                                    5,044
  Depreciation                                       1,965                                                                    1,965
  Amortization of regulatory assets, net             1,770                                                                    1,770
  Federal and state income taxes                     1,248                                                                    1,248
  Taxes other than income taxes                      4,705                                                                    4,705
                                              -------------  -------------       -------------       -------------     -------------
      Total operating expenses                      64,529              0                   0                   0            64,529
                                              -------------  -------------       -------------       -------------     -------------
Operating Income                                     2,935              0                   0                   0             2,935
                                              -------------  -------------       -------------       -------------     -------------

Other Income:
  Other, net                                           309                                                                      309
  Income taxes                                       2,717                                                    179 [2]         2,896
                                              -------------  -------------       -------------       -------------     -------------
      Other income, net                              3,026              0                   0                 179             3,205
                                              -------------  -------------       -------------       -------------     -------------
Income before interest charges                       5,961              0                   0                 179             6,140
                                              -------------  -------------       -------------       -------------     -------------

Interest Charges:
  Interest on long-term debt                         2,631                                                                    2,631
  Other interest                                       (18)                                                   447 [2]           429
                                              -------------  -------------       -------------       -------------     -------------
    Interest charges, net                            2,613              0                   0                 447             3,060
                                              -------------  -------------       -------------       -------------     -------------
Net Income                                    $      3,348   $          0        $          0        $       (268)     $      3,080
                                              =============  =============       =============       =============     =============


HOLYOKE WATER POWER COMPANY
PRO FORMA ADJUSTMENTS TO FINANCIAL STATEMENTS
(Thousands of Dollars)

                                                      Debit            Credit
SHORT-TERM DEBT ADJUSTMENTS:
  a) Cash                                                 5,000
           Notes payable to banks                                         5,000

     To record the issuance of
     additional short-term debt.

  b) Other interest                                         447
     Accrued taxes                                          179
           Accrued interest                                                 447
           Income taxes                                                     179

     To record interest expense
     associated with increased level of
     short-term debt and related tax effect.